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                                                                  Exhibit 23.1

                                  CONSENT


We consent to the reference to our firm under the Caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Apple Computer, Inc. for the registration of 1,500,000 shares of its common stock and to the incorporation by reference therein of our report dated October 14, 1996, with respect to the consolidated financial statements and schedule of Apple Computer, Inc. included in its Annual Report (Form 10-K) for the year ended September 27, 1996, filed with the Securities and Exchange Commission.



                                        /s/ ERNST & YOUNG LLP
                                            ERNST & YOUNG LLP

San Jose, California
May 29, 1997